1 Q2-21 Financial Highlights1 Q2-21 Business Segment Highlights1,2(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q2 Net Income of $9.2 Billion, EPS of $1.03 CET1 Ratio of 11.5%, Average Deposits up $231 Billion to $1.9 Trillion(A) See page 10 for endnotes. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Source: Dealogic as of July 1, 2021 4 Source: Dealogic as of July 1, 2021. Global Capital Raise includes Equity, Debt, Loans (MBS, ABS, and self-funded deals are excluded). Shown on a proportional share basis. • Net income of $3.0 billion • Deposits up 21% to a record $979 billion • Consumer investment assets up $100 billion, or 40%, to a record $346 billion, driven by market valuations and client flows of $21 billion since Q2-20 • Accelerated Client Activity – Combined credit and debit card spend up 16% QoQ to $200 billion – Total mortgage originations up 36% QoQ to $21.4 billion – 70% of overall households actively using digital platforms • Net income of $9.2 billion, or $1.03 per diluted share, including: – $1.6 billion provision for credit losses benefit(C) – $2.0 billion positive tax adjustment related to revaluation of UK deferred tax assets • Revenue, net of interest expense, decreased 4% to $21.5 billion – Net interest income (NII)(D) declined 6% to $10.2 billion, driven primarily by lower interest rates – Noninterest income down 2% to $11.2 billion, driven by lower sales and trading revenue and the absence of a $704 million gain in the year- ago quarter, partially offset by higher Consumer and Wealth Management revenues • Provision for credit losses decreased $6.7 billion to a benefit of $1.6 billion, reflecting a reserve release of $2.2 billion amid an improved macroeconomic outlook(C) • Noninterest expense rose $1.6 billion, or 12%, to $15.0 billion, including higher compensation and benefits costs, a $500 million contribution to the Bank of America Foundation to support ESG initiatives, and $300 million associated with processing transactional card claims related to state unemployment benefits • Average loan and lease balances in business segments declined 11% YoY to $889 billion but increased $1.8 billion QoQ; excluding Paycheck Protection Program, loan balances grew $5.1 billion QoQ • Deposits rose $231 billion, or 14%, to $1.9 trillion • Average Global Liquidity Sources rose $267 billion, or 34%, to a record $1.1 trillion, reflecting strong deposit balance growth(E) • Common equity tier 1 (CET1) ratio strong at 11.5% (Standardized)(A) • Returned $5.8 billion to shareholders through common dividends and share repurchases • Net income of $908 million • Sales and trading revenue of $3.6 billion, including net debit valuation adjustment (DVA) losses of $34 million, with FICC revenue of $1.9 billion and Equities revenue of $1.6 billion • Excluding net DVA, sales and trading revenue down 19% to $3.6 billion; FICC down 38% to $2.0 billion;(F) Equities up 33% to $1.6 billion(F) • Accelerated Client Activity – Average assets increased $134 billion to $798 billion, driven by higher client balances in equities and loan growth From Chairman and CEO Brian Moynihan "We delivered solid earnings and returned more capital to shareholders during the quarter as we moved to a more open economy. Our team continued to do a great job serving clients, as shown by the increased levels of client activity across all of our businesses. "More than 85% of our buildings and offices are open, and we're welcoming our teammates back. This means more face-to-face meetings; helping to increase sales of Consumer products and drive strong household growth in Wealth Management, and increased prospect calling in Commercial Banking. "Consumer spending has significantly surpassed pre- pandemic levels, deposit growth is strong, and loan levels have begun to grow." • Net income of $991 million • Record client balances of $3.7 trillion, up $725 billion, or 25%, driven by higher market valuations and positive client flows; including Consumer Investments, total client balances of $4.1 trillion, up 26% • Deposits up 16% to $333 billion • Pretax margin of 26% • Accelerated Client Activity – Record quarterly loan balance growth of $8.3 billion, ending balances up 8% to $198 billion – Merrill Lynch Wealth Management added ~6,000 net new households; Private Bank added ~475 net new relationships • Net income of $2.4 billion • Total investment banking fees (excl. self-led) of $2.1 billion remained near record levels – No. 3 in investment banking fees3 • Deposits up 3% to $507 billion • Accelerated Client Activity – Total Commercial Committed Exposure increased $24 billion QoQ to $1.1 trillion – Raised $500 billion in capital on behalf of clients YTD4

From Chief Financial Officer Paul Donofrio:

"Despite the continued challenge of low interest rates, the diversity and leadership positions of our eight lines of business enabled us to benefit from a faster economic recovery this quarter. We believe our continued focus on client selection and responsible growth has positioned us well. Total loan balances grew for the first time since the first quarter of 2020 even as we recorded the lowest credit loss rates in 25 years.

"At the same time, our balance sheet remains a source of strength, as supported by our performance in the most recent stress tests, which showed significant excess capital. We returned nearly $6 billion this quarter in common dividends and share repurchases and we expect to return a higher amount in the coming quarters, while we continue to deliver for our clients and the communities that we are so fortunate to serve."

Bank of America Financial Highlights[(G)]

	Three Months Ended		
($ in billions, except per share data)	6/30/2021	3/31/2021	6/30/2020
Total revenue, net of interest expense	**$21.5**	$22.8	$22.3
Provision for credit losses	**(1.6)**	(1.9)	5.1
Noninterest expense	**15.0**	15.5	13.4
Pretax income	**8.0**	9.2	3.8
Pretax, pre-provision income[1(G)]	**6.4**	7.3	8.9
Income tax expense	**(1.2)**	1.1	0.3
Net Income	**9.2**	8.1	3.5
Diluted earnings per share	**$1.03**	$0.86	$0.37

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 18.

Strength of Responsible Growth

Well Capitalized


11.4%
11.8%
11.5%
Regulatory minimum 9.5%
Q2-20
Q1-21
Q2-21
CET-1 Ratio (A)

Strong Liquidity


$796
$1,003
$1,063
Q2-20
Q1-21
Q2-21
Avg. Global Liquidity Sources ($B) (E)

Low Loss Rates


0.45%
0.37%
0.27%
Q2-20
Q1-21
Q2-21
Net Charge-off Ratio

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income increased to $3.0 billion, reflecting higher revenue and lower credit costs
- Revenue of $8.2 billion increased 4%, driven by increased card income and higher deposit balances
- Provision for credit losses improved $3.7 billion to a benefit of $697 million, reflecting an improved macroeconomic outlook
  - Net charge-off ratio improved to 0.89%, compared to 1.05%
- Noninterest expense increased 3% to $4.9 billion, as lower COVID-19 costs were more than offset by investments for business growth

Business Highlights[1,3(B)]

- Average deposits grew $168 billion, or 21%, to $979 billion; average loans declined $40 billion, or 12%, to $282 billion, driven by lower first mortgage and card balances
- Consumer investment assets grew $100 billion, or 40%, to $346 billion, driven by market performance and strong client flows
  - $21 billion of client flows since Q2-20
  - 3.2 million client accounts, up 9%
- Combined credit/debit card spend up $57 billion, or 40%; credit card up 46% and debit card up 36%
- 7.5 million Consumer clients enrolled in Preferred Rewards, up 14%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- 40.5 million active digital banking users, up 3%
- 1.4 million digital sales, up 26%
- 2.6 billion digital logins
- 14.3 million active Zelle® users, now including small businesses, sent and received 189 million transfers worth $56.5 billion, up 62% and 76% YoY, respectively
- Clients booked a record ~871,000 digital appointments with an associate

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Total revenue[2]	**$8,186**	$8,069	$7,852
Provision for credit losses	**(697)**	(617)	3,024
Noninterest expense	**4,859**	5,131	4,735
Pretax income	**4,024**	3,555	93
Income tax expense	**986**	871	23
Net income	**$3,038**	$2,684	$70

Business Highlights[1,3(B)]

	Three months ended		
($ in billions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Average deposits	**$979.1**	$924.1	$810.7
Average loans and leases	**281.8**	290.9	321.6
Consumer investment assets (EOP)	**345.8**	324.5	246.1
Active mobile banking users (MM)	**31.8**	31.5	30.3
Number of financial centers	**4,296**	4,324	4,298
Efficiency ratio	**59 %**	64 %	60 %
Return on average allocated capital	**32**	28	1
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$73.4**	$74.2	$86.2
Total credit/debit spend	**200.3**	172.5	143.3
Risk-adjusted margin	**9.8 %**	9.3 %	8.5 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 in customer satisfaction for U.S. Online[(A)] Banking among National Banks by J.D. Power[(B)]
- No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power[(B)]
- No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power (2021)
- No. 1 Consumer Deposit Market Share (Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data)
- No. 1 Online Banking and Mobile Banking Functionality (Keynova Q2-21 Online Banker Scorecard, Keynova Q1-21 Mobile Banker Scorecard, Javelin 2021 Online and Mobile Banking Scorecards)
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers (Experian AutoCount; Franchised Dealers; largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of April 2021)
- Best Mortgage Lender for First Time Homebuyers (Nerdwallet, 2021)
- Merrill Edge Self-Directed - No. 1 for Overall Client Experience, ESG Investing, Client Dashboard and Banking (StockBrokers.com, January 2021)

[(A)] Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study
[(B)] J.D. Power's 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $368 million, or 59%, to $991 million, reflecting record asset management fees and lower credit costs
- Record revenue of $5.1 billion, up 14%, driven by a $656 million increase in asset management fees
- Noninterest expense increased 10% to $3.8 billion, primarily driven by higher revenue-related incentives

Business Highlights[1(B)]

- Total client balances up $725 billion, or 25%, to a record of $3.7 trillion, driven by higher market valuations and positive client flows
  - Average deposits increased $46 billion, or 16%, to $333 billion; average loans and leases grew $12 billion, or 6%, to $194 billion, driven by securities-based lending and custom lending
  - Strong AUM flows of $12 billion in Q2-21

Merrill Lynch Wealth Management Highlights[1]

- **Strong Client Growth and Advisor Engagement**
  - Record client balances of $3.1 trillion, up 25%
  - Record AUM balances of $1.2 trillion, up 29%
  - Added ~6,000 net new households in Q2-21
- **Digital Usage Continued to Grow**
  - 79% of Merrill Lynch households actively using an online or mobile platform; 39% Merrill Lynch mobile app usage, up from 32%
  - Continued growth of advisor/client digital communications; 348,000 households exchanged ~1.5 million messages through Secure Messaging
  - 279,000 forms signed digitally in Q2-21, 53% of eligible transactions
  - Number of checks deposited through automated channels: 51% of all eligible checks deposited in Q2-21, up from 45%

Bank of America Private Bank Highlights[1]

- **Strong Client Engagement**
  - Record client balances of $580 billion, up 21% YoY
  - Record AUM balances of $340 billion, up 22% YoY
  - Added ~475 net new relationships in Q2-21
  - Conducted ~8,200 client WebEx sessions in Q2-21
- **Digital Usage Continued to Grow**
  - Record 81% of clients digitally active across the enterprise, up from 78% in Q2-20
  - 73% of checks deposited through automated channels, up from 69%
  - Logins up 6%; once clients are digitally engaged they are using features more frequently:
    - Erica sessions up 115%
    - Zelle transactions up 61%
    - Digital wallet transactions up 84%

Financial Results[1]

($ in millions)	Three months ended 6/30/2021	3/31/2021	6/30/2020
Total revenue[2]	**$5,065**	$4,971	$4,425
Provision for credit losses	**(62)**	(65)	136
Noninterest expense	**3,814**	3,868	3,464
Pretax income	**1,313**	1,168	825
Income tax expense	**322**	286	202
Net income	**$991**	$882	$623

Business Highlights[1(B)]

($ in billions)	Three months ended 6/30/2021	3/31/2021	6/30/2020
Average deposits	**$333.5**	$326.4	$287.1
Average loans and leases	**194.0**	188.5	182.2
Total client balances (EOP)	**3,652.8**	3,480.3	2,927.8
AUM flows	**11.7**	18.2	3.6
Pretax margin	**26 %**	23 %	19 %
Return on average allocated capital	**24**	22	17

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- Most advisors (286) on Barron's 2021 Top 1,200 Financial Advisors list for the 12th consecutive year
- Most advisors (1,319) on Forbes' Best-In-State Wealth Advisors list (2021)
- No. 1 in Forbes' Top Next Generation Advisors (2020)
- No. 1 in Financial Times Top 401K Retirement Plan Advisors (2020)
- No. 1 in Barron's Top 100 Women Advisors (2021)
- No. 1 in personal trust assets under management (industry Q1-21 FDIC call reports)
- Recognized as best Private Bank for Customer Service (North America) and Best Private Bank for Philanthropy Services (globally) by Professional Wealth Management (2020)

Digital Investment Recognition

- Recognized by Celent with the 2021 Wealth Manager Award for emerging technology
- Received Aite Group's 2021 Digital Wealth Management Impact Innovation Award for digital engagement
- Awarded by Professional Wealth Management, a Financial Times publication, in the 2021 Wealth Tech Awards for best use of technology (North America) and best use of technology for client acquisition (North America)
- Recognized by WealthManagement.com in the 2020 industry awards for best technology for digital advice & collaboration and best social media leadership

4

BANK OF AMERICA

Global Banking[1,2]

- Net income increased $1.7 billion to $2.4 billion, driven primarily by lower provision for credit losses
- Revenue of $5.1 billion was relatively flat as higher leasing-related revenue and treasury fees were offset by lower NII
- Provision for credit losses improved $2.7 billion to a benefit of $831 million, reflecting an improved macroeconomic outlook
- Noninterest expense increased $377 million, or 17%, to $2.6 billion, reflecting higher operating costs

Business Highlights[1,2(B)]

- Average deposits increased $13 billion, or 3%, to $507 billion, reflecting client liquidity and valued relationships
- Average loans and leases declined $99 billion, or 23%, to $325 billion, driven by continued paydowns
- Total corporation investment banking fees of $2.1 billion (excl. self-led), remained near record levels

Digital Usage Continued to Grow[1]

- 75% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of May 2021)
- CashPro App Active Users increased 57% and sign-ins increased 39% (rolling 12 months), surpassing 1 million sign-ins in the past year
- CashPro App Payment Approvals value was $248 billion, with volumes increasing 54% (rolling 12 months)
- Number of checks deposited via CashPro App increased 88% and dollar volume increased 89% (rolling 12 months)
- ~22 million incoming receivables were digitally matched in last 12 months using Intelligent Receivables, which uses AI to match payments and accounts receivables (as of May 2021)
- Digital Wallet Enrollment adoption for commercial cards grew by 5% YoY (as of May 2021)
- Global Digital disbursements up 30% YTD YoY (as of May 2021), 85% of volume sent via Zelle (as of May 2021)

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Total revenue[2,3]	**$5,089**	$4,633	$5,091
Provision for credit losses	**(831)**	(1,126)	1,873
Noninterest expense	**2,599**	2,781	2,222
Pretax income	**3,321**	2,978	996
Income tax expense	**897**	804	269
Net income	**$2,424**	$2,174	$727

Business Highlights[1,2(B)]

	Three months ended		
($ in billions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Average deposits	**$506.6**	$487.0	$493.9
Average loans and leases	**325.1**	330.1	423.6
Total Corp. IB fees (excl. self-led)[2]	**2.1**	2.2	2.2
Global Banking IB fees[2]	**1.2**	1.2	1.2
Business Lending revenue	**1.9**	1.6	1.9
Global Transaction Services revenue	**1.7**	1.6	1.8
Efficiency ratio	**51 %**	60 %	44 %
Return on average allocated capital	**23**	21	7

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- Outstanding Financial Innovator 2021 — Global (Global Finance, 2021)
- North America's Best Bank for Small to Medium-sized Enterprises (Euromoney, 2020)
- Best Global Bank for Cash Management and Payments & Collections (Global Finance Treasury & Cash Management Awards, 2021)
- Best Mobile Cash Management Software (Global Finance Treasury & Cash Management Awards, 2021)
- North America and Latin America's Best Bank for Transaction Services (Euromoney, 2020)
- 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management (Greenwich, 2021)
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020)

5

BANK OF AMERICA

Global Markets[1,2,6]

- Net income decreased $987 million to $908 million
  - Excluding net DVA, net income decreased 55% to $934 million[4]
- Revenue of $4.7 billion decreased 12%, driven by lower sales and trading results from a strong year-ago period
  - Excluding net DVA, revenue decreased 15%[4]
- Noninterest expense increased $787 million, or 29%, to $3.5 billion, driven by higher costs associated with processing state unemployment benefit claims and activity-related expenses in sales and trading
- Average VaR of $77 million[5]

Business Highlights[1,2,6(B)]

- Reported sales and trading revenue of $3.6 billion
  - FICC revenue of $1.9 billion
  - Equities revenue of $1.6 billion
- Excluding net DVA, sales and trading revenue decreased 19% to $3.6 billion[(F)]
  - FICC revenue decreased 38% to $2.0 billion, as the prior year benefited from a robust trading environment for macro products and strengthening markets for credit products after their pandemic related sell-off, whereas markets in Q2-21 were more benign and weak for agency mortgages
  - Equities revenue increased 33% to $1.6 billion, driven by a stronger trading performance and increased client activity in derivatives and Asia

Additional Highlights

- 650+ research analysts covering 3,300+ companies, 1,200+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Total revenue[2,3]	**$4,720**	$6,198	$5,350
Net DVA[4]	**(34)**	(2)	(261)
Total revenue (excl. net DVA)[2,3,4]	**$4,754**	$6,200	$5,611
Provision for credit losses	**22**	(5)	105
Noninterest expense	**3,471**	3,427	2,684
Pretax income	**1,227**	2,776	2,561
Income tax expense	**319**	722	666
Net income	**$908**	$2,054	$1,895
Net income (excl. net DVA)[4]	**$934**	$2,056	$2,093

Business Highlights[1,2(B)]

	Three months ended		
($ in billions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Average total assets	**$797.6**	$723.3	$663.1
Average trading-related assets	**566.8**	501.8	467.0
Average loans and leases	**87.8**	77.4	74.1
Sales and trading revenue[2]	**3.6**	5.1	4.2
Sales and trading revenue (excl. net DVA)[2(F)]	**3.6**	5.1	4.4
Global Markets IB fees[2]	**1.0**	1.0	0.9
Efficiency ratio	**74 %**	55 %	50 %
Return on average allocated capital	**10**	22	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote F on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $77MM, $74MM and $81MM for Q2-21, Q1-21 and Q2-20, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- CMBS Bank of the Year (GlobalCapital US Securitization Awards, 2020)
- Equity Derivatives House of the Year (GlobalCapital, 2020)
- No. 2 Global Research Firm (Institutional Investor, 2020)
- No. 2 Global Fixed Income Research Team (Institutional Investor, 2020)
- No. 1 Municipal Bonds Underwriter (Refinitiv, 2021)

6

BANK OF AMERICA

All Other[1]

- Net income increased $1.6 billion to $1.9 billion, driven by a $2.0 billion positive tax adjustment related to the revaluation of UK deferred tax assets, triggered by a change in UK tax law
- Revenue decreased $1.2 billion, driven primarily by lower other income and market making and similar activities.The year-ago quarter included a $704 million gain on sales of certain mortgage loans
- Q2-21 total corporate effective tax rate (ETR) was a benefit of ~15%; excluding the UK tax revaluation, the ETR for the quarter would have been approximately 11%; further adjusting for Environmental, Social and Governance (ESG) tax credits, the ETR would have been 25%

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Total revenue[2]	**$(1,484)**	$(939)	$(264)
Provision for credit losses	**(53)**	(47)	(21)
Noninterest expense	**302**	308	305
Pretax loss	**(1,733)**	(1,200)	(548)
Income tax expense (benefit)	**(3,596)**	(1,456)	(766)
Net income	**$1,863**	$256	$218

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

7

8 Credit Quality Highlights1 Three months ended ($ in millions) 6/30/2021 3/31/2021 6/30/2020 Provision for credit losses ($1,621) ($1,860) $5,117 Net charge-offs 595 823 1,146 Net charge-off ratio2 0.27% 0.37% 0.45 % At period-end Nonperforming loans and leases $4,907 $5,162 $4,393 Nonperforming loans and leases ratio 0.54% 0.58% 0.44 % Allowance for loan and lease losses $14,095 $16,168 $19,389 Allowance for loan and lease losses ratio3 1.55% 1.80% 1.96% 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 3 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. Charge-offs • Total net charge-offs decreased $228 million, or 28%, from the prior quarter to $595 million – Consumer net charge-offs decreased $180 million to $513 million – Commercial net charge-offs decreased $48 million to $82 million • Net charge-off ratio decreased 10 basis points from the prior quarter to 0.27% Provision for credit losses • Provision for credit losses was a benefit of $1.6 billion, reflecting an improved macroeconomic outlook – Consumer reserve release of $1.2 billion – Commercial reserve release of $1.0 billion Allowance for credit losses • Allowance for credit losses, including unfunded commitments, decreased 12% from the prior quarter to $15.8 billion – Allowance for loan and lease losses decreased $2.1 billion, or 13%, from the prior quarter to $14.1 billion, representing 1.55% of total loans and leases • Nonperforming loans decreased $255 million from the prior quarter to $4.9 billion, primarily driven by Commercial • Commercial reservable criticized utilized exposure decreased $5.4 billion from the prior quarter to $28.9 billion, driven by improvements across a broad range of industries See page 10 for endnotes.

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)(B)(E)]

	Three months ended		
	6/30/2021	3/31/2021	6/30/2020
Ending Balance Sheet			
Total assets	**$3,029.9**	$2,970.0	$2,741.7
Total loans and leases	**918.9**	903.1	998.9
Total loans and leases in business segments (excluding All Other)	**900.6**	883.2	973.8
Total deposits	**1,909.1**	1,884.9	1,718.7
Average Balance Sheet			
Average total assets	**$3,015.1**	$2,879.2	$2,704.2
Average loans and leases	**907.9**	907.7	1,031.4
Average deposits	**1,888.8**	1,805.7	1,658.2
Funding and Liquidity			
Long-term debt	**$274.6**	$251.2	$261.6
Global Liquidity Sources, average[(E)]	**1,063**	1,003	796
Equity			
Common shareholders' equity	**$253.7**	$249.7	$242.2
Common equity ratio	**8.4 %**	8.4 %	8.8 %
Tangible common shareholders' equity[1]	**$183.4**	$179.5	$172.4
Tangible common equity ratio[1]	**6.2 %**	6.2 %	6.5 %
Per Share Data			
Common shares outstanding (in billions)	**8.49**	8.59	8.66
Book value per common share	**$29.89**	$29.07	$27.96
Tangible book value per common share[1]	**21.61**	20.90	19.90
Regulatory Capital[(A)]			
CET1 capital	**$178.8**	$177.8	$171.0
Standardized approach			
Risk-weighted assets	**$1,553**	$1,508	$1,475
CET1 ratio	**11.5 %**	11.8 %	11.6 %
Advanced approaches			
Risk-weighted assets	**$1,380**	$1,365	$1,504
CET1 ratio	**13.0 %**	13.0 %	11.4 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.9 %**	7.0 %	7.1 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18.

9

Endnotes

A Regulatory capital ratios at June 30, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for June 30, 2021 and March 31, 2021 and the Advanced approaches for June 30, 2020. Supplementary leverage exposure at March 31, 2021 and June 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D We measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. Net interest income on an FTE basis was $10.3 billion, $10.3 billion and $11.0 billion for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively. The FTE adjustment was $110 million, $111 million and $128 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

F The following table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure.

	Three months ended		
(Dollars in millions)	**6/30/2021**	**3/31/2021**	**6/30/2020**
Sales and trading revenue:			
Fixed-income, currencies and commodities	**$ 1,937**	$ 3,242	$ 2,941
Equities	**1,624**	1,836	1,210
Total sales and trading revenue	**$ 3,561**	$ 5,078	$ 4,151
Sales and trading revenue, excluding net debit valuation adjustment:			
Fixed-income, currencies and commodities	**$ 1,965**	$ 3,251	$ 3,186
Equities	**1,630**	1,829	1,226
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 3,595**	$ 5,080	$ 4,412

For the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, net DVA losses were $(34) million, $(2) million and $(261) million, FICC net DVA losses were $(28) million, $(9) million and $(245) million, and Equities net DVA gains (losses) were $(6) million, $7 million and $(16) million, respectively.

G Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 18.

10

11 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss second- quarter 2021 financial results in a conference call at 9:00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from July 14 through 11:59 p.m. ET on July 24. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, approximately 17,000 ATMs, and award-winning digital banking with approximately 41 million active users, including approximately 32 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Jerry Dubrowski, Bank of America Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

12 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Six Months Ended June 30 2021	Six Months Ended June 30 2020	Second Quarter 2021	First Quarter 2021	Second Quarter 2020
Summary Income Statement					
Net interest income	$ 20,430	$ 22,978	$ 10,233	$ 10,197	$ 10,848
Noninterest income	23,857	22,115	11,233	12,624	11,478
Total revenue, net of interest expense	44,287	45,093	21,466	22,821	22,326
Provision for credit losses	(3,481)	9,878	(1,621)	(1,860)	5,117
Noninterest expense	30,560	26,885	15,045	15,515	13,410
Income before income taxes	17,208	8,330	8,042	9,166	3,799
Income tax expense	(66)	787	(1,182)	1,116	266
Net income	$ 17,274	$ 7,543	$ 9,224	$ 8,050	$ 3,533
Preferred stock dividends	750	718	260	490	249
Net income applicable to common shareholders	$ 16,524	$ 6,825	$ 8,964	$ 7,560	$ 3,284
Average common shares issued and outstanding	8,660.4	8,777.6	8,620.8	8,700.1	8,739.9
Average diluted common shares issued and outstanding	8,776.2	8,813.3	8,735.5	8,755.6	8,768.1
Summary Average Balance Sheet					
Total debt securities	$ 842,566	$ 470,638	$ 895,902	$ 788,638	$ 476,060
Total loans and leases	907,812	1,010,835	907,900	907,723	1,031,387
Total earning assets	2,530,563	2,239,406	2,578,668	2,481,925	2,358,782
Total assets	2,947,542	2,599,557	3,015,113	2,879,221	2,704,186
Total deposits	1,847,520	1,548,766	1,888,834	1,805,747	1,658,197
Common shareholders' equity	250,302	241,983	250,948	249,648	242,889
Total shareholders' equity	274,341	265,425	274,632	274,047	266,316
Performance Ratios					
Return on average assets	1.18 %	0.58 %	1.23 %	1.13 %	0.53 %
Return on average common shareholders' equity	13.31	5.67	14.33	12.28	5.44
Return on average tangible common shareholders' equity [(1)]	18.51	7.97	19.90	17.08	7.63
Per Common Share Information					
Earnings	$ 1.91	$ 0.78	$ 1.04	$ 0.87	$ 0.38
Diluted earnings	1.90	0.77	1.03	0.86	0.37
Dividends paid	0.36	0.36	0.18	0.18	0.18
Book value	29.89	27.96	29.89	29.07	27.96
Tangible book value [(1)]	21.61	19.90	21.61	20.90	19.90

Summary Period-End Balance Sheet	June 30 2021	March 31 2021	June 30 2020
Total debt securities	$ 940,314	$ 856,912	$ 471,861
Total loans and leases	918,928	903,088	998,944
Total earning assets	2,608,408	2,548,811	2,391,043
Total assets	3,029,894	2,969,992	2,741,688
Total deposits	1,909,142	1,884,938	1,718,666
Common shareholders' equity	253,678	249,681	242,210
Total shareholders' equity	277,119	274,000	265,637
Common shares issued and outstanding	8,487.2	8,589.7	8,664.1

Credit Quality	Six Months Ended June 30 2021	Six Months Ended June 30 2020	Second Quarter 2021	First Quarter 2021	Second Quarter 2020
Total net charge-offs	$ 1,418	$ 2,268	$ 595	$ 823	$ 1,146
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.32 %	0.46 %	0.27 %	0.37 %	0.45 %
Provision for credit losses	$ (3,481)	$ 9,878	$ (1,621)	$ (1,860)	$ 5,117

	June 30 2021	March 31 2021	June 30 2020
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 5,031	$ 5,299	$ 4,611
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	0.55 %	0.59 %	0.47 %
Allowance for loan and lease losses	$ 14,095	$ 16,168	$ 19,389
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	1.55 %	1.80 %	1.96 %

For footnotes, see page 14.

Current-period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**June 30 2021**	March 31 2021	June 30 2020
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 178,818**	$ 177,789	$ 171,020
Common equity tier 1 capital ratio - Standardized approach	**11.5 %**	11.8 %	11.6 %
Common equity tier 1 capital ratio - Advanced approaches	**13.0**	13.0	11.4
Tier 1 leverage ratio	**6.9**	7.2	7.4
Supplementary leverage ratio	**5.9**	7.0	7.1
Tangible equity ratio [5]	**7.0**	7.0	7.3
Tangible common equity ratio [5]	**6.2**	6.2	6.5

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at June 30, 2021 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for June 30, 2021 and March 31, 2021 and the Advanced approaches for June 30, 2020. Supplementary leverage exposure at March 31, 2021 and June 30, 2020 excluded U.S. Treasury securities and deposits at Federal Reserve Banks.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,186	$ 5,065	$ 5,089	$ 4,720	$ (1,484)
Provision for credit losses	(697)	(62)	(831)	22	(53)
Noninterest expense	4,859	3,814	2,599	3,471	302
Net income	3,038	991	2,424	908	1,863
Return on average allocated capital (1)	32 %	24 %	23 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,767	$ 193,988	$ 325,110	$ 87,826	$ 19,209
Total deposits	979,072	333,487	506,618	55,584	14,073
Allocated capital (1)	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,900	$ 198,361	$ 323,256	$ 96,105	$ 18,306
Total deposits	987,655	330,624	520,026	57,297	13,540

	First Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,069	$ 4,971	$ 4,633	$ 6,198	$ (939)
Provision for credit losses	(617)	(65)	(1,126)	(5)	(47)
Noninterest expense	5,131	3,868	2,781	3,427	308
Net income	2,684	882	2,174	2,054	256
Return on average allocated capital (1)	28 %	22 %	21 %	22 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 290,891	$ 188,495	$ 330,107	$ 77,415	$ 20,815
Total deposits	924,137	326,370	487,034	53,852	14,354
Allocated capital (1)	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,935	$ 190,060	$ 325,996	$ 84,247	$ 19,850
Total deposits	971,709	333,254	506,012	61,450	12,513

	Second Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 7,852	$ 4,425	$ 5,091	$ 5,350	$ (264)
Provision for credit losses	3,024	136	1,873	105	(21)
Noninterest expense	4,735	3,464	2,222	2,684	305
Net income	70	623	727	1,895	218
Return on average allocated capital (1)	1 %	17 %	7 %	21 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 321,558	$ 182,150	$ 423,625	$ 74,131	$ 29,923
Total deposits	810,700	287,109	493,918	45,083	21,387
Allocated capital (1)	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 325,105	$ 184,293	$ 390,108	$ 74,342	$ 25,096
Total deposits	854,017	291,740	500,918	52,842	19,149

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Six Months Ended June 30, 2021				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 16,255**	**$ 10,036**	**$ 9,722**	**$ 10,918**	**$ (2,423)**
Provision for credit losses	**(1,314)**	**(127)**	**(1,957)**	**17**	**(100)**
Noninterest expense	**9,990**	**7,682**	**5,380**	**6,898**	**610**
Net income	**5,722**	**1,873**	**4,598**	**2,962**	**2,119**
Return on average allocated capital [1]	**30 %**	**23 %**	**22 %**	**16 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 286,304**	**$ 191,257**	**$ 327,595**	**$ 82,649**	**$ 20,007**
Total deposits	**951,757**	**329,948**	**496,880**	**54,723**	**14,212**
Allocated capital [1]	**38,500**	**16,500**	**42,500**	**38,000**	**n/m**
Period end					
Total loans and leases	**$ 282,900**	**$ 198,361**	**$ 323,256**	**$ 96,105**	**$ 18,306**
Total deposits	**987,655**	**330,624**	**520,026**	**57,297**	**13,540**

	Six Months Ended June 30, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 16,980	$ 9,361	$ 9,691	$ 10,575	$ (1,242)
Provision for credit losses	5,282	325	3,966	212	93
Noninterest expense	9,230	7,064	4,540	5,498	553
Net income (loss)	1,863	1,489	865	3,600	(274)
Return on average allocated capital [1]	10 %	20 %	4 %	20 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,252	$ 180,395	$ 405,054	$ 72,896	$ 33,238
Total deposits	773,685	275,260	438,145	39,203	22,473
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Period end					
Total loans and leases	$ 325,105	$ 184,293	$ 390,108	$ 74,342	$ 25,096
Total deposits	854,017	291,740	500,918	52,842	19,149

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended June 30 Second Quarter 2021 First Quarter 2021 Second Quarter 2020FTE basis data (1) 2021 2020 Net interest income $ 20,651 $ 23,250 $ 10,343 $ 10,308 $ 10,976 Total revenue, net of interest expense 44,508 45,365 21,576 22,932 22,454 Net interest yield 1.64% 2.09% 1.61% 1.68% 1.87 % Efficiency ratio 68.66 59.26 69.73 67.65 59.72 Other Data     June 30 2021 March 31 2021 June 30 2020 Number of financial centers - U.S. 4,296 4,324 4,298 Number of branded ATMs - U.S. 16,795 16,905 16,862 Headcount 211,608 212,201 212,796 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $221 million and $272 million for the six months ended June 30, 2021 and 2020, respectively; $110 million and $111 million for the second and first quarters of 2021, respectively, and $128 million for the second quarter of 2020. Certain prior-period amounts have been reclassified to conform to current-period presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the six months ended June 30, 2021 and 2020, and the three months ended June 30, 2021, March 31, 2021 and June 30, 2020. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2021	2020	**2021**	2021	2020
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 17,208**	$ 8,330	**$ 8,042**	$ 9,166	$ 3,799
Provision for credit losses	**(3,481)**	9,878	**(1,621)**	(1,860)	5,117
Pretax, pre-provision income	**$ 13,727**	$ 18,208	**$ 6,421**	$ 7,306	$ 8,916
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 274,341**	$ 265,425	**$ 274,632**	$ 274,047	$ 266,316
Goodwill	**(68,987)**	(68,951)	**(69,023)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,179)**	(1,648)	**(2,212)**	(2,146)	(1,640)
Related deferred tax liabilities	**917**	759	**915**	920	790
Tangible shareholders' equity	**$ 204,092**	$ 195,585	**$ 204,312**	$ 203,870	$ 196,515
Preferred stock	**(24,039)**	(23,442)	**(23,684)**	(24,399)	(23,427)
Tangible common shareholders' equity	**$ 180,053**	$ 172,143	**$ 180,628**	$ 179,471	$ 173,088
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 277,119**	$ 265,637	**$ 277,119**	$ 274,000	$ 265,637
Goodwill	**(69,023)**	(68,951)	**(69,023)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,192)**	(1,630)	**(2,192)**	(2,134)	(1,630)
Related deferred tax liabilities	**915**	789	**915**	915	789
Tangible shareholders' equity	**$ 206,819**	$ 195,845	**$ 206,819**	$ 203,830	$ 195,845
Preferred stock	**(23,441)**	(23,427)	**(23,441)**	(24,319)	(23,427)
Tangible common shareholders' equity	**$ 183,378**	$ 172,418	**$ 183,378**	$ 179,511	$ 172,418
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,029,894**	$ 2,741,688	**$ 3,029,894**	$ 2,969,992	$ 2,741,688
Goodwill	**(69,023)**	(68,951)	**(69,023)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,192)**	(1,630)	**(2,192)**	(2,134)	(1,630)
Related deferred tax liabilities	**915**	789	**915**	915	789
Tangible assets	**$ 2,959,594**	$ 2,671,896	**$ 2,959,594**	$ 2,899,822	$ 2,671,896
Book value per share of common stock					
Common shareholders' equity	**$ 253,678**	$ 242,210	**$ 253,678**	$ 249,681	$ 242,210
Ending common shares issued and outstanding	**8,487.2**	8,664.1	**8,487.2**	8,589.7	8,664.1
Book value per share of common stock	**$ 29.89**	$ 27.96	**$ 29.89**	$ 29.07	$ 27.96
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 183,378**	$ 172,418	**$ 183,378**	$ 179,511	$ 172,418
Ending common shares issued and outstanding	**8,487.2**	8,664.1	**8,487.2**	8,589.7	8,664.1
Tangible book value per share of common stock	**$ 21.61**	$ 19.90	**$ 21.61**	$ 20.90	$ 19.90

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.